================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:
      [ ]    Preliminary Proxy Statement    [ ]    Confidential, for Use of the
      [X]    Definitive Proxy Statement            Commission Only (as permitted
      [ ]    Definitive Additional Materials       by Rule 14a-6(e)(2))
      [ ]    Soliciting Material Pursuant
             to Rule 14a-11(c) or Rule 14a-12

                                ARIS CORPORATION
------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

------------------------------------------------------------------------------
    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

  [x]  No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      ------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (5) Total fee paid:

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  [ ] Fee paid previously with preliminary materials.

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount Previously Paid:
                             --------------------------------------------------
  (2) Form, Schedule or Registration Statement no.:
                                                   ----------------------------
  (3) Filing Party:
                   ------------------------------------------------------------
  (4) Date Filed:
                 --------------------------------------------------------------

Aris Corporation
2229 - 112th Avenue NE
Bellevue, WA 98004-2926
Tel: 425 372-2747
Fax: 425 372-2750
www.aris.com

                                                                            LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

To Aris Corporation Shareholders:

     The Annual Meeting of Shareholders of Aris Corporation, a Washington corporation (the "Company"), will be held on Thursday, April 27, 2000 at 5:00 p.m. in Olympic Suite A of the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington, for the following purposes:

     1. To elect two Class I Directors, each for a three year term.

     2. To consider and act upon a proposal to approve the adoption of the Company's 2000 Stock Option Plan (the "2000 Plan") and the reservation of 2,500,000 shares to be issued thereunder, as recommended by the Board of Directors.

     3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for it's fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 10, 2000, the record date fixed by the Board of Directors for such purpose. A list of such shareholders will be available during regular business hours at the Company's corporate headquarters located at 2229 - 112th Avenue NE, Bellevue, Washington, for the ten days before the meeting for inspection by any shareholder for any purpose germane to the meeting.

                                          By Order of the Board of Directors,

                                          /s/ TIMOTHY J. CARROLL
                                          TIMOTHY J. CARROLL
                                          Secretary

                                          March 31, 2000

SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                ARIS CORPORATION
                             2229 - 112TH STREET NE
                           BELLEVUE, WASHINGTON 98004

                            ------------------------

                                PROXY STATEMENT
                                 MARCH 31, 2000

     Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Aris Corporation (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 27, 2000 at 5:00 p.m. in Olympic Suite A of the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington, or at any adjournments thereof.

     An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1999, is being mailed together with this proxy statement to all shareholders entitled to vote at the Annual Meeting. It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about March 31, 2000.

     Only shareholders of record as of the close of business on March 10, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of the Record Date, 12,839,697 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it by written notice to the Secretary at any time before it is exercised.

     The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as a director, as well as abstentions and broker "non-votes" with respect to all other matters being submitted to shareholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The election of directors shall be determined by a plurality of the votes cast by shareholders entitled to vote. Votes may be cast in favor of or withheld from each nominee. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The two nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors. In an uncontested plurality election, such as this, abstentions have no effect, since approval by a percentage of shares present or outstanding is not required.

     Abstention from voting or a broker non-vote on the proposal to approve the adoption of the Company's 2000 Plan will have the same effect as a vote against the proposal since holders of a majority of the Company's outstanding Common Stock must vote in favor of the proposal in order for it to be approved.

     Each of the persons named as proxies in the proxy is an officer of the Company. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of the Class I directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee to the Board of Directors by writing the name of such individual in the space provided on the proxy.

     The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxies.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date certain information regarding the beneficial ownership of the Company's outstanding Common Stock by:
(i) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock; (ii) each director and director nominee of the Company, (iii) each of the Named Executive Officers for whom compensation is reported in this Proxy Statement and (iv) all directors and executive officers of the Company as a group. Based on information furnished by the beneficial owners to the Company, and except as otherwise noted and subject to community property laws where applicable, the Company believes that the beneficial owners listed below have sole voting and investment power with respect to such shares.

                      NAME AND ADDRESS                          AMOUNT AND NATURE OF     PERCENT
                    OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP(1)    OF CLASS
                    -------------------                       ------------------------   --------
5% OWNERS:
Paul Y. Song................................................         4,185,900(2)          32.6%
  2229 112th Street NE
  Bellevue, Washington 98004
Tina J. Song................................................         4,185,900(3)          32.6%
  2229 112th Street NE
  Bellevue, Washington 98004
AHS LLC.....................................................           650,000              5.1%
  3700 First Interstate Center
  999 Third Avenue
  Seattle, Washington 98104
Wellington Management Company, LLP..........................           741,500              5.8%
  75 State Street
  Boston, MA 02109

DIRECTORS AND NAMED EXECUTIVE OFFICERS:
Kendall W. Kunz.............................................           309,894(5)           2.4%
Timothy J. Carroll..........................................            39,418(6)             *
David W. Melin..............................................            27,663(7)             *
Hugh Simpson-Wells..........................................            62,098(8)             *
Bruce R. Kennedy............................................            25,417(9)             *
Barry L. Rowan..............................................             5,417(10)            *
Kenneth A. Williams.........................................            29,717(11)            *
All current directors and executive.........................         4,685,524(12)         36.5%
  officers as a group (9 persons)

---------------
  *  owns less than 1% of the Company's outstanding Common Stock.

 (1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Common Stock subject to options currently exercisable or exercisable within sixty (60) days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such option but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

 (2) Includes 650,000 shares owned by AHS LLC, of which Mr. Song is a Manager. Mr. Song has shared voting power of these shares. Also includes 472,000 shares owned by Tina Song, the spouse of Mr. Song and 3,900 shares of Common Stock subject to options held by Ms. Song that are exercisable within 60 days of March 10, 2000.

 (3) Includes 650,000 shares owned by AHS LLC, of which Ms. Song is a Manager. Ms. Song has shared voting power of these shares. Also includes 3,060,000 shares owned by Paul Song, the spouse of Ms. Song. Also includes 3,900 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

 (4) Based on a filing with the Securities and Exchange Commission on February 11, 2000, indicating beneficial ownership as of December 31, 1999. According to such filing, Wellington Management Company, LLP ("Wellington") has shared voting power with respect to 469,400 shares and shared dispositive power with respect to all 741,500 shares. Wellington disclaims any pecuniary interest in such shares.

 (5) Includes 70,300 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

 (6) Includes 12,118 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

 (7) Includes 16,700 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

 (8) Includes 25,600 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

 (9) Includes 15,417 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

(10) Includes 417 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

(11) Includes 10,417 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

(12) Includes 177,552 shares of Common Stock subject to options that are exercisable within 60 days of March 10, 2000.

SECTION 16 REPORTING

     Section 16(a) of the Securities Exchange Act of 1933, as amended (the "Exchange Act") requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1999 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1999.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of five directors, divided into three classes. One class is elected at each annual meeting of shareholders, with the members of each class to hold office for a three-year term and until successors of such class have been elected and qualified. Paul Y. Song and Bruce R. Kennedy serve as the Class I directors of the Company whose terms are to expire as of the date of the 2000 Annual Meeting of Shareholders. Kenneth A. Williams and Barry L. Rowan serve as the Class II directors of the Company until the annual meeting of shareholders held in 2002. Kendall W. Kunz serves as a Class III director of the Company until the annual meeting of shareholders held in 2001. Notwithstanding the foregoing, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

     Two Class I directors shall be elected at the 2000 Annual Meeting of Shareholders. The nominees for election as Class I directors are Paul Y. Song and Bruce R. Kennedy. Information as to the nominees is provided below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director will be voted (unless the sole nominee is unable or unwilling to serve) for the election of both nominees. The Board of Directors knows of no reason why such nominees should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or persons, as determined by the holder of the Proxy in his sole discretion.

NOMINEE FOR ELECTION AS CLASS I DIRECTOR (TERM TO EXPIRE IN 2003)

     PAUL Y. SONG (age 37), founder of the Company, has been the Company's President, Chief Executive Officer and Chairman since its incorporation in October 1990. Mr. Song also serves as Chairman for the Company's subsidiaries, ARIS Software Inc., ARIS UK Limited, Aris Information Technology Training Inc. and Aris Interactive, Inc. From 1988 to 1990, Mr. Song was employed by Oracle's Consulting division in a number of capacities. Mr. Song received a bachelor's degree in Electrical Engineering from General Motors Institute and a masters degree in Computer Science from the Massachusetts Institute of Technology. Mr. Song is the spouse of Tina J. Song.

     BRUCE R. KENNEDY (age 61) was appointed as a Director of the Company in March 1997. Mr. Kennedy is Chairman Emeritus of Alaska Air Group, Inc., a New York Stock Exchange listed company. Since 1991, Mr. Kennedy has served as a Director, and as Chairman of the Executive Committee of the Board, of Alaska Air Group, Inc. He served as Chairman, Chief Executive Officer and President of Alaska Air Group, Inc., Chairman, Chief Executive Officer and President of Alaska Airlines, Inc. and as Chairman of Horizon Air Industries, Inc. from 1979 to 1991.

CONTINUING CLASS II DIRECTORS (TERM TO EXPIRE IN 2002)

     KENNETH A. WILLIAMS (age 45) was appointed as a Director of the Company in March 1997. Mr. Williams is Chairman and Chief Executive Officer of WorldStream Communications Inc., a consumer Internet broadcasting company, which he founded in 1997. From 1996 through December 1997, Mr. Williams was Vice Chairman and a director of Cendant Corp., formerly known as CUC International Inc., a consumer services company. He was also a member of the Office of the President of Cendant Corp. Prior to joining Cendant Corp., Mr. Williams was the Chairman of the Board and Chief Executive Officer of Sierra On-Line, Inc., a consumer software company, which he co-founded in 1979 and which was acquired by Cendant Corp. in 1996.

     BARRY L. ROWAN (age 43) was appointed as a Director of the Company in April 1999. Mr. Rowan has served as Chief Financial Officer of VeloCom Inc., a broadband communications company, since July 1999. From 1996 through December 1998, Mr. Rowan was Senior Vice President and General Manager of the Networks Division of Fluke Corporation. From 1995 through 1996, Mr. Rowan served as Vice President and General Manager of the Verification Tools Division of Fluke Corporation. He was Vice President and Chief Financial Officer of Fluke Corporation from 1992 to 1995. Mr. Rowan holds a bachelors degree, summa cum laude, in Chemical Biology and Business Administration from the College of Idaho and an MBA from Harvard Business School.

CONTINUING CLASS III DIRECTOR (TERMS TO EXPIRE IN 2001)

     KENDALL W. KUNZ (age 36) was appointed as the Company's Senior Vice President of Worldwide Consulting in October 1999, and has been a Director of the Company since March 1997. Mr. Kunz is responsible for the Company's consulting operations throughout North America and Europe. Mr. Kunz served as Senior Vice President of North America from January 1998 until October 1999, as the Company's Senior Vice President of Western Operations from March 1997 until December 1997, and as Senior Vice President of Education from October 1996 to March 1997. From August 1995 to October 1996, Mr. Kunz was the Company's Vice President of Consulting. From June 1994 to August 1995, Mr. Kunz served as Vice President of Sales and Marketing. From July 1992 until June 1994, Mr. Kunz served as the Company's Director of Sales and Marketing. Mr. Kunz holds a bachelors degree in Management from Purdue University.

                           COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash compensation for their services as directors or members of the committees of the Board of Directors. Each non-employee director is entitled to receive non-discretionary grants of options to purchase the Company's Common Stock pursuant to the provisions of the Company's 1997 Stock Option Plan. Effective in 2000, each non-employee director will receive a non-discretionary annual option grant to purchase 10,000 shares of Aris common stock on June 1 or, if June 1 is a Saturday or Sunday, on the Friday prior thereto. Options to non-employee directors will be granted at 100% of fair market value and vest in full on the anniversary date of the grant.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their ages as of March 10, 2000, are as follows:

              NAME                AGE                             POSITION
              ----                ---                             --------
Paul Y. Song....................  37    Chairman of the Board, Chief Executive Officer and President
Kendall W. Kunz.................  36    Senior Vice President of Worldwide Consulting and Director
Timothy J. Carroll..............  48    Vice President of Finance, Chief Financial Officer and
                                        Secretary
David M. Melin..................  44    Vice President of Software
Hugh Simpson-Wells..............  43    Vice President of Worldwide Education
Tina J. Song....................  36    Vice President of Administration
Bruce R. Kennedy(1)(2)..........  61    Director
Barry L. Rowan(1)(2)............  43    Director
Kenneth A. Williams(1)(2).......  45    Director

---------------
(1) Member of Audit Committee

(2) Member of Compensation Committee

     Each officer named above will serve until his or her successor is appointed or until death, resignation or removal. It is expected that each of the above officers will be reappointed at the Annual Meeting of the Board of Directors to be held on April 27, 2000, immediately following the 2000 Annual Meeting of Shareholders.

     For the biographical summary of Paul Y. Song, Kendall W. Kunz, Bruce R. Kennedy, Kenneth A. Williams and Barry L. Rowan, see "Election of Directors."

     TIMOTHY J. CARROLL has served as Vice President of Finance, Chief Financial Officer and Secretary since October 1999 and is responsible for the Company's financial and legal operations. Prior to joining Aris, from September 1998 to October 1999, Mr. Carroll served as Executive Vice President of Finance and Operations of fine.com International Corporation, predecessor to Aris Interactive, Inc., a wholly-owned subsidiary of the Company. From August 1995 to August 1998, Mr. Carroll served as Vice President of Strategic Planning for Multiple Zones International, Inc., a direct marketer of technology products. From 1988 to 1995, Mr. Carroll was a Vice President with The Hillhaven Corporation, a healthcare company. Mr. Carroll is a certified public accountant and received his bachelors degree in accounting from the University of Washington.

     DAVID W. MELIN is Vice President of Software and has served as President of Aris Software, Inc. since August 1996. From 1990 to 1996, Mr. Melin owned and operated Allied Bolt Co., an industrial fastener distribution and manufacturing company. Mr. Melin was Product Manager for MS-DOS and Microsoft LAN Manager at Microsoft from 1984 to 1989. Mr. Melin received a bachelors degree in Mechanical Engineering from the University of Washington and a masters degree in Engineering Management from Stanford University.

     HUGH SIMPSON-WELLS is Vice President of Worldwide Education. Mr. Simpson-Wells founded the predecessor to ARIS UK Limited, Oxford Computer Training Group Limited ("Oxford") in 1983, which was acquired by the Company in February 1997. Prior to founding Oxford, Mr. Simpson-Wells was an engineer with the Ford Motor Company in the U.K. Mr. Simpson-Wells received a masters degree in Engineering Science from Oxford University.

     TINA J. SONG was appointed Vice President of Administration in January 1998, and served as the Company's Director of Human Resources and Information Technology from January 1995 to December 1997. Ms. Song was a Vice President of the Company from October 1990 until March 1996, and was a Director of the Company from October 1990 until November 1994. From April 1993 to January 1995, Ms. Song was also the Company's Consulting Resource Manager. Ms. Song received a bachelors degree in Electrical Engineering from the General Motors Institute. Ms. Song is the wife of Paul Y. Song.

CHANGE IN CONTROL ARRANGEMENTS

     On March 21, 2000, the Board of Directors approved an agreement between the Company and each of its key management personnel providing for certain benefits to the employee upon the change in control of the Company. The agreement provides for acceleration of vesting following a change in control of the Company. The acceleration of vesting will occur even if the successor entity in the change in control transaction assumes the options. Fifty percent of all unvested options will vest six months after the change of control, and the remaining fifty percent will vest twelve months after the change in control, provided, however, that all unvested options will vest upon the termination of the employee following the change in control. In addition to the acceleration of the unvested options, the agreement also provides that if, within 24 months following a change in control of the Company, the executive officer is involuntarily terminated for any reason other than for disability or "cause," the executive officer will be entitled to: (i) a severance payment based on such officer's prior year's salary and tenure with the Company; and (ii) up to twelve month's of Company-paid health insurance benefits.

                         BOARD COMMITTEES AND MEETINGS

     The Board of Directors held eleven meetings in 1999. During 1999, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by all committees of the Board on which he served (during the period that he served).

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee consists of Bruce R. Kennedy, Kenneth A. Williams and Barry
L. Rowan (Chair). Among other functions, the Audit Committee makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by the Company's independent auditors and reviews the Company's balance sheet, statement of operations and cash flows and reviews and evaluates the Company's internal control functions.

     The Compensation Committee consists of Mr. Williams, Mr. Rowan and Mr. Kennedy (Chair). The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock option plans and makes recommendations to the Board of Directors regarding such matters.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 1999, the Company invested $300,000 in WorldStream Communications, Inc. ("WorldStream") in exchange for 300,000 shares of the Series A Preferred Stock of WorldStream. Kenneth A. Williams, a current director of the Company, is a founder, officer and director of WorldStream. Mr. Paul Song is also a minority shareholder of WorldStream. In June of 1999, Aris purchased approximately $100,000 of netcasting technology equipment from WorldStream to be used by Aris to deliver training over the Internet. Other than the foregoing, the Company does not have any transactions with management in which the amount involved exceeds $60,000. In addition, the Company has not had any other business relationship with any nominee or Director during the last fiscal year that consisted of property or services in excess of five percent of: (i) the Company's consolidated gross revenues for its last full fiscal year, or (ii) any other entity's consolidated gross revenues for its last full fiscal year.

                       COMPENSATION AND OTHER INFORMATION
                         CONCERNING EXECUTIVE OFFICERS

COMPENSATION SUMMARY

     The following table sets forth certain information regarding annual and long-term compensation for services in all capacities to the Company earned by the Company's Chief Executive Officer and the four other executive officers who earned in excess of $100,000 in salary and bonus during fiscal 1999, 1998 and 1997 (the "Named Executive Officers"). The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1999, 1998 or 1997.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                           ------------
                                               ANNUAL COMPENSATION          SECURITIES
                                          ------------------------------    UNDERLYING       ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)(1)    OPTION(#)     COMPENSATION($)
      ---------------------------         ----   ---------   -----------   ------------   ---------------
Paul Y. Song............................  1999    240,000       15,178             0           3,745(2)
President and Chief Executive Officer     1998    180,000       70,100             0           4,143(2)
                                          1997    150,000       92,897             0           4,214(2)
Kendall W. Kunz.........................  1999    150,000       12,781        68,500           6,000(2)
Senior Vice President of Worldwide
  Consulting                              1998    150,000       53,007        14,000           6,000(2)
                                          1997    120,000       51,440        80,000           6,000(2)
Timothy J. Carroll......................  1999     43,333      175,000(3)     99,618(4)           --
Vice President of Finance, Chief
  Financial                               1998         --           --            --              --
Officer and Secretary                     1997         --           --            --              --
David M. Melin..........................  1999    145,000       11,674        65,000              --
Vice President of Software                1998    110,000      116,067         8,000              --
                                          1997     80,000       39,917         5,000              --
Hugh Simpson-Wells(5)...................  1999    116,427       28,242        42,000              --
Vice President of Worldwide Education     1998    119,116       18,669         8,000              --
                                          1997     90,245        8,871        40,000              --

---------------
(1) Represents payments under the Company's Executive Profit Bonus Plan.

(2) Represents amount paid by the Company for automobile expenses.

(3) Represents amount paid by Aris to Mr. Carroll to buy out his rights under the change of control provisions of his employment agreement with fine.com International Corp. ("fine.com"), which was acquired by Aris.

(4) Includes options to purchase 62,118 shares of the Company's common stock that were converted from options to purchase shares of the common stock of fine.com in connection with the acquisition of fine.com by Aris.

(5) Mr. Simpson-Wells is paid in British Pounds Sterling. All dollar amounts shown are converted to United States currency. The conversion ratio is based on the average daily noon buying rates for cable transfers in New York City certified for customs purposes by the Federal Reserve Bank of New York for each year reported above. (In 1999, $1.61704 = L1.00; In 1998,
    $1.6573 = L1.00; In 1997, $1.6376 = L1.00)

                               OPTION GRANTS IN 1999

     The following table shows information regarding grants of stock options to the Named Executive Officers during the year ended December 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                              ---------------------------------------------------------     VALUE AT ASSUMED
                                               PERCENT OF                                    ANNUAL RATES OF
                                NUMBER OF     TOTAL OPTIONS                                    STOCK PRICE
                                 SHARES        GRANTED TO                                   APPRECIATION FOR
                               UNDERLYING     EMPLOYEES IN      EXERCISE                     OPTION TERM(3)
                                 OPTIONS         FISCAL          PRICE       EXPIRATION   ---------------------
            NAME               GRANTED(#)      YEAR(%)(1)     ($/SHARE)(2)      DATE        5%($)      10%($)
            ----              -------------   -------------   ------------   ----------   ---------   ---------
Paul Y. Song................          0             --              --              --          --          --
Kendall W. Kunz.............     23,500           1.68           9.313          1/7/09     137,637     348,799
                                 45,000           3.21           5.406        10/19/06      99,041     230,807
Timothy J. Carroll..........     51,272(4)        3.66           3.460          9/1/09     253,217     418,969
                                 10,846(4)        0.77           8.990          9/1/09       7,945      70,407
                                 12,500           0.89           5.969          9/1/09      46,922     118,909
                                 25,000           1.78           5.406        10/19/06      55,023     128,226
David M. Melin..............     35,000           2.50           9.313          1/7/09     204,991     519,488
                                 30,000           2.14           5.406        10/19/06      66,027     153,871
Hugh Simpson-Wells..........     12,000           0.86           9.313          1/7/09      45,496     106,025
                                 30,000           2.14           5.406        10/19/06      66,027     153,871

---------------
(1) Options to purchase 1,400,802 shares of Common Stock were granted by the Company to its employees during 1999.

(2) The exercise price per share of each option is equal to the fair market value per share of the underlying Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

(4) Represents former options to purchase fine.com common stock that were converted to options to purchase Aris common stock in connection with the acquisition of fine.com by Aris.

                      OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information on stock option exercises by the Named Executive Officers and the number and value of the Named Executive Officers' unexercised options at December 31, 1999.

                  AGGREGATED OPTION EXERCISES DURING 1999 AND
                       OPTION VALUES AT DECEMBER 31, 1999

                               SHARES                     TOTAL NUMBER OF            VALUE OF UNEXERCISED
                              ACQUIRED                UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                 ON       VALUE         FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                              EXERCISE   REALIZED   ---------------------------   ---------------------------
            NAME                (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              --------   --------   -----------   -------------   -----------   -------------
Paul Y. Song................        0         --          --              --             --             --
Kendall W. Kunz.............        0         --      42,800         119,700        270,000        612,736
Timothy J. Carroll..........        0         --      62,118          37,500        454,980        230,858
David M. Melin..............   10,000     87,915       6,600          79,400         40,650        336,506
Hugh Simpson-Wells..........        0         --       9,600          72,400         18,800        275,955

---------------
(1) This amount is the aggregate number of the outstanding options multiplied by the difference between $11.75 (the closing price of the Common Stock as reported on the Nasdaq National Market on December 31, 1999) and the exercise price of such options.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

GENERAL

     The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company and its subsidiaries, including stock compensation and loans, and all bonus and stock compensation to all employees. The Committee members consist of the Company's non-employee directors, Bruce R. Kennedy (chair), Barry L. Rowan and Kenneth A. Williams, who are appointed by and serve at the discretion of the Board of Directors.

STATEMENT OF PHILOSOPHY

     The philosophy of the Compensation Committee is to provide compensation to the Company's officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide incentives for such persons to perform to the best of their abilities for the Company, and to promote the success of the Company's business.

     The current executive compensation program includes three components: base salary; a cash bonus based on the Company achieving its financial targets under the Company's Executive Profit Bonus Plan; and grants of stock options under the Company's 1997 Stock Option Plan, as amended. The Compensation Committee based its determination for 1999 executive compensation in part upon the recommendations of the Chief Executive Officer.

ANNUAL BASE SALARY

     Base salaries for executive officers are targeted at competitive market levels for their respective position, level of responsibility and experience and the recommendation of the Chief Executive Officer.

EXECUTIVE PROFIT BONUS PLAN

     In January 2000, the Compensation Committee set the terms for the 2000 Executive Profit Bonus Plan. This plan established a cash bonus pool for executive officers based on the Company achieving a threshold pre-tax income target. When the Company achieves 90% of the Executive Profit Bonus Plan pre-tax income target, 10% of the pre-tax income thereafter is contributed to the bonus pool and shared by all participating executive officers according to the percentage established for each officer by the Compensation Committee. The bonus pool is doubled should the Company achieve 110% of the 2000 target pre-tax operating income.

See "Compensation and Other Information Concerning Executive Officers -- Summary Compensation Table" for a description of bonuses paid to executive officers in 1999.

STOCK OPTION PLAN

     The Compensation Committee believes that equity compensation aligns employees' long-term objectives with those of shareholders in striving to maximize the Company's value. The Company's Stock Option Plan provides all employees with the opportunity to receive stock options.

     These options vest over a four-year period upon the following schedule:
20%, 20%, 30%, 30%. Each executive officer (other than the Chief Executive Officer) was granted stock options at the time of hiring and periodically thereafter.

1998 EMPLOYEE STOCK PURCHASE PLAN

     The Company initiated on January 1, 1998, the 1998 Employee Stock Purchase Plan (the "ESPP"). Under the ESPP, employees may elect to set aside up to 10% of their gross compensation to purchase shares of Common Stock annually at a 15% discount to market price. The ESPP is divided into six-month coextensive offering and purchase periods beginning on January 1 and July 1 of each year. Executive officers (other than employees owning 5% or more of the total combined voting power or value of all classes of stock of the Company) may participate in the ESPP on the same terms as eligible, non-executive employees. The ESPP was adopted by the Company's Board of Directors on November 17, 1997 and approved by the shareholders of the Company on April 28, 1998.

OTHER COMPENSATION PLANS

     The Company also has various broad-based employee benefit plans, including 401(k), insurance and other benefit plans for its employees. Executive officers participate in these plans on the same terms as eligible, non-executive employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The 1999 base salary for Mr. Song, the Company's Chief Executive Officer and President, was set by the Compensation Committee in January 1999. Mr. Song did not receive any option grants in 1999. See "Compensation and Other Information Concerning Executive Officers -- Option Grants in Last Fiscal Year." Mr. Song's base salary for 1999 was $240,000. A car allowance in the amount of $3,745 was paid by the Company on behalf of Mr. Song. Mr. Song's portion of the 1999 Executive Bonus Plan was $15,178 and was the largest share in the Plan allocated to any executive officer.

     The Compensation Committee believes that, under Mr. Song's direction, the Company has grown its eBusiness practice and continues to execute against its business plan and goals.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION EXPENSES

     In general, under Section 162(m) of the Code, the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. The policy of the Company is to qualify future compensation arrangements to ensure deductibility, except in those limited cases where shareholder value is maximized by an alternate approach.

                        THE 1999 COMPENSATION COMMITTEE

Bruce R. Kennedy, Chair            Barry L. Rowan            Kenneth A. Williams

                            STOCK PERFORMANCE GRAPH

     The performance graph which follows is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for the period beginning with the Company's initial public offering on June 18, 1997 through December 31, 1999, with the cumulative total return for the Standard & Poors Smallcap 600 and an appropriate "peer group" index. The comparison assumes $100 was invested on June 18, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                                                   S & P SMALLCAP 600         PEER GROUP INDEX (1)          ARIS CORPORATION
                                                   ------------------         --------------------          ----------------
18-Jun-97                                                100.00                      100.00                      100.00
31-Dec-97                                                117.55                      135.50                      140.00
31-Dec-98                                                116.01                      130.41                       79.59
31-Dec-99                                                138.14                      209.84                       78.34

---------------

(1) Peer Group Index includes eight entities selected in good faith on the same industry basis as the Company. The Peer Group Index consists of the following entities: AnswerThink Consulting Group, Inc. (ANSR), Cambridge Technology Partners, Inc. (CATP), Complete Business Solutions, Inc. (CBSI), Diamond Technology Partners Incorporated (DTPI), iGate Capital Corporation
    (IGTE), formerly Mastech Corp. (MAST), Renaissance Worldwide Inc. (REGI), Technology Solutions Company (TSCC) and Whittman-Hart, Inc. (WHIT). The returns for each issuer within the Peer Group Index have been weighted according to such issuer's respective stock market capitalization at the beginning of the period presented.

                    PROPOSAL TO ADOPT THE 2000 STOCK OPTION PLAN

     The Board of Directors recommends the adoption of the Aris Corporation 2000 Stock Option Plan (the "2000 Plan").

     On March 21, 2000, the Board of Directors of the Company adopted, subject to shareholder approval, the 2000 Plan. The 2000 Plan will become effective upon its approval by shareholders. Up to 2,500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2000 Plan.

     The Company's management relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees and motivate employees to maximize shareholder value. The Board of Directors of the Company believes that the adoption of the 2000 Plan is essential to permit the Company's management to continue to provide long-term, equity-based incentives to present and future key employees. Additionally, the Board of Directors has determined that any option grants under the 2000 Plan will be at minimum exercise prices equal to no less than the fair market value at the time of grant, except in connection with options granted in substitution for outstanding options of another corporation in connection with a merger, consolidation, acquisition of property or stock or other reorganization. Accordingly, the value of the future options is tied to the future performance of the Company's stock and will provide value to the recipient only to the extent that shareholders as a whole have benefited from an increase in the market value of the Company's Common Stock.

     Upon it's effectiveness, the 2000 Plan will, for any new grants, replace the Aris Corporation 1997 Stock Option Plan (the "1997 Plan"), which, as of March 10, 2000, had approximately 350,000 shares of Aris common stock available for grant.

     The text of the proposed 2000 Plan is published in this proxy statement as Appendix A. The following is a summary of the 2000 Plan and should be read together with the full 2000 Plan text.

     If approved, the 2000 Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"), whose members are all independent, non-employee directors of the Company. The 2000 Plan allows the Committee to make awards of stock options to employees of the Company or any Related Corporation, as defined therein, including employees who are directors of the Company; non-employee advisors and consultants; and to non-employee directors of the Company. All of the Company's approximately 800 employees will be eligible to receive grants under the 2000 Plan.

     Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. The Committee may delegate its authority to a committee of one or more senior executive officers who are also members of the Board, except that it cannot delegate decisions regarding grants or awards to employees subject to Section 16 of the Securities Exchange Act of 1934, as amended.

     Stock options may be either incentive stock options, which comply with
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. The Committee will set option exercise prices and terms. Regardless of option type, however, the exercise price of an option may not be less than 100% of the fair market value on the date of grant as determined by the Plan Administrator. Options do not vest unless the recipient remains employed for at least 12 months after grant. The term of an incentive stock option may not be more than 10 years.

     Stock options are not transferable or assignable. The Company may deduct sufficient sums to pay withholding required for federal, state and local taxes and to pay amounts due to the Company from the recipient of an award made under the 2000 Plan. The 2000 Plan may be amended by the Board or the Committee, except that shareholder approval is required for any amendment that would increase the number of shares available under the 2000 Plan or if such approval is required by Section 422 or 162(m) of the Code.

     Since most awards under the 2000 Plan will be discretionary, awards thereunder for the current fiscal years are not currently determinable. For purposes of comparison, the following table contains information about awards made and benefits received during 1999 under the 1997 Plan to the Named Executive Officers and the groups indicated.

                                                                 >NUMBER OF
                                                               SHARES OF ARIS
                                                                COMMON STOCK        AVERAGE
                                                                 UNDERLYING        EXERCISE
                                                                   OPTIONS           PRICE
                            NAME                                 GRANTED(#)        ($/SHARE)
                            ----                              -----------------    ---------
Paul Y. Song................................................              0             0
  Chief Executive Officer
Kendall W. Kunz.............................................         68,500          6.75
  Senior Vice President of Worldwide Consulting
Timothy J. Carroll..........................................         99,618(1)       4.87
  Vice President, Chief Financial Officer and Secretary
David M. Melin..............................................         65,000          7.51
  Vice President of Software
Hugh Simpson-Wells..........................................         42,000          6.52
  Vice President of Worldwide Education
All Current Executive Officers as a group...................        282,618(1)       6.29
All Current non-employee directors as a group...............         35,417          8.39
All Employees, including all current officers who are not
  executive officers, as a group............................      1,082,767          6.77

---------------
(1) Includes options to purchase 62,118 shares of the Company's common stock granted to Mr. Carroll that were converted from options to purchase shares of the common stock of fine.com International Corp. ("fine.com") in connection with the acquisition of fine.com by Aris.

     Approval of the proposal to adopt the 2000 Plan will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy entitled to vote at the Annual Meeting. The 2000 Plan became effective as of the date of approval by a majority of the Company's shareholders and will terminate on the date 10 years thereafter, unless sooner terminated by the Board of Directors.

     The Board of Directors believes the adoption of the 2000 Plan is in the best interests of the Company and its shareholders and recommends a vote FOR the approval of the proposal to approve the adoption of the 2000 Plan and the reservation of 2,500,000 shares for issuance thereunder.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

     The Company has selected PricewaterhouseCoopers LLP to continue as its independent auditors for the fiscal year ending December 31, 2000. We are submitting our selection of independent auditors for ratification by the shareholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

     The Board of Directors recommends a vote FOR the ratification of the selection of Independent Auditors.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices no later than December 1, 2000. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     All expenses for soliciting proxies will be paid by the Company. The Company has retained ChaseMellon Consulting Services, L.L.C. to aid in the solicitation of proxies, for a fee of $4,500, plus reasonable out-of-pocket expenses. Proxies may be solicited by personal interview, mail, and telephone. ChaseMellon Consulting Services, L.L.C. has contacted brokerage houses, other custodians, and nominees to ask whether other persons are the beneficial owners of the shares that they hold in street name and, if that is the case, will supply additional copies of the proxy materials for distribution to such beneficial owners. The Company will reimburse such parties for their reasonable expenses in sending proxy materials to the beneficial owners of the shares.

                                                                      APPENDIX A

                                ARIS CORPORATION

                             2000 STOCK OPTION PLAN

     This 2000 Stock Option Plan (the "Plan") provides for the grant of options to acquire shares of common stock, without par value (the "Common Stock") of ARIS CORPORATION, a Washington corporation (the "Company"). Stock options granted under this Plan are referred to herein as "Options." Options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in this Plan as "Incentive Stock Options." Options granted under this Plan that do not qualify under Section 422 of the Code are referred to as "Non-Statutory Stock Options."

 1. PURPOSES.

     The purposes of this Plan are (i) to retain the services of valued key employees of the Company and non-employee advisors or consultants as the Plan Administrator shall select in accordance with Section 3 below; (ii) to retain the services of valued non-employee directors; (iii) to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and (iv) to serve as an aid and inducement in the hiring or recruitment of new employees, consultants, non-employee directors and other persons selected by the Plan Administrator.

 2. ADMINISTRATION.

     This Plan shall be administered by the Board of Directors of the Company (the "Board"), except that the Board may, in its discretion, establish a committee composed of members of the Board to administer this Plan, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. The Committee shall have such of the powers and authority vested in the Board hereunder as the Board may delegate to it (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. The Board, and/or the Committee if one has been established by the Board, are referred to in this Plan as the "Plan Administrator."

     The Plan Administrator shall not take any action which is not in full compliance with the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, as amended, or any successor rule or rules, and any other rules or regulations of the Securities and Exchange Commission, the Nasdaq National Market or any other applicable regulatory authorities, and any such action shall be void and of no effect.

     Subject to the provisions of this Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (i) construe and interpret this Plan; (ii) define the terms used in this Plan; (iii) prescribe, amend and rescind rules and regulations relating to this Plan; (iv) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (v) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Statutory Stock Option; (vi) determine the time or times at which Options shall be granted under this Plan; (vii) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (viii) determine all other terms and conditions of Options; and
(ix) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.

 3. ELIGIBILITY.

     Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Statutory Stock Options may be granted to Employees, non-employee advisors and consultants as the Plan Administrator shall select, and to non-employee directors of the Company pursuant to a formula determined by the Company's Board of Directors. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an "Optionee."

     As used in this Plan, the term "Related Corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

 4. STOCK.

     The Plan Administrator is authorized to grant Options to acquire up to a total of Two Million Five Hundred Thousand (2,500,000) shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) hereof. If any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan.

 5. TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such additional provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

     (a) Number of Shares and Type of Option.

     Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Statutory Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Statutory Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any Option which exceeds the annual limit shall not be void but rather shall be a Non-Statutory Stock Option.

     (b) Date of Grant.

     Each Agreement shall state the date the Plan Administrator has deemed to be the effective date of the Option for purposes of, and in accordance with, this Plan (the "Date of Grant").

     (c) Option Price.

     Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided, that the per share exercise price for any Option granted shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that the per share exercise price for an Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent of the fair market value per share of the Common Stock at the Date of Grant; and, provided further, that Incentive Stock Options granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted Option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

     (d) Duration of Options.

     At the time of the grant of the Option, the Plan Administrator shall designate, subject to paragraph 5(g) below, the expiration date of the Option, which date shall not be later than 10 years from the Date of Grant in the case of Incentive Stock Options; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire 10 years from the Date of Grant.

     (e) Vesting Schedule.

     No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option; provided, that if no vesting schedule is specified at the time of grant, the entire Option shall vest according to the following schedule:

                 NUMBER OF YEARS                     PERCENTAGE OF TOTAL
             FOLLOWING DATE OF GRANT               OPTION TO BE EXERCISABLE
             -----------------------               ------------------------
          1......................................             20%
          2......................................             40%
          3......................................             70%
          4......................................            100%

     (f) Acceleration of Vesting.

     The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Section 5(m) below.

     (g) Term of Option.

     Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5(d) above; (ii) the expiration of 90 days from the date of an Optionee's termination of employment, contractual or director relationship with the Company or any Related Corporation for any reason whatsoever other than death or Disability (as defined below) unless, in the case of a Non-Statutory Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or (iii) the expiration of one year from (A) the date of death of the Optionee or (B) cessation of an Optionee's employment, contractual or director relationship with the Company or any

Related Corporation by reason of Disability (as defined below) unless, in the case of a Non-Statutory Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee's employment, contractual or director relationship with the Company or any Related Corporation is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death. "Disability" shall mean that a person is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Committee shall, for purposes of the Plan, determine the date of an Optionee's termination of employment, contractual or director relationship.

     Unless accelerated in accordance with Section 5(f) above, unvested Options shall terminate immediately upon termination of Optionee's employment, contractual or director relationship with the Company or any Related Corporation for any reason whatsoever, including death or Disability. If, in the case of an Incentive Stock Option, an Optionee's relationship with the Company changes (e.g., from an employee to a non-employee, such as a consultant, or a non-employee director), such change shall not necessarily constitute a termination of an Optionee's contractual relationship with the Company but rather the Optionee's Incentive Stock Option shall automatically be converted into a Non-Statutory Stock Option. For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporation. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.

     Unvested Options shall terminate immediately upon any material breach (as determined by the Plan Administrator) by Optionee of any employment, non-competition, non-disclosure or similar agreement by and between the Company and Optionee.

     (h) Exercise of Options.

     Options shall be exercisable, either all or in part, at any time after vesting, until termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than fifty (50) shares (as adjusted pursuant to Section 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than fifty (50) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in
Section 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

     (i) Payment upon Exercise of Option.

     Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, upon approval of the Plan Administrator, an Optionee may pay for all or any portion of the aggregate exercise price by (i) delivering to the Company shares of Common Stock previously held by such Optionee, (ii) having shares withheld from the amount of shares of Common Stock to be received by the Optionee or (iii) delivery of an irrevocable subscription agreement obligating the Optionee to take and pay for the shares of Common Stock to be purchased within one year of the date of such exercise.

The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

     (j) Rights as a Shareholder.

     An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until such Optionee becomes a record holder of such shares, irrespective of whether such Optionee has given notice of exercise. Subject to the provisions of Section 5(m) hereof, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Optionee has given notice of exercise.

     (k) Transfer of Option.

     Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution or, with respect to Non-Statutory Stock Options, pursuant to a domestic relations order, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this Plan, such Option shall thereupon terminate and become null and void.

     (l) Securities Regulation and Tax Withholding.

     (1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

     As a condition to the exercise of an Option, the Plan Administrator may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

     (2) As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

     (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

     (m) Stock Dividend, Reorganization or Liquidation.

     (1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company or the Company's shareholders.

     (2) If the Company is liquidated or dissolved, the Plan Administrator shall allow the holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.

     (3) The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

     (4) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

 6. EFFECTIVE DATE; TERM.

     This Plan shall be effective as of April 27, 2000, subject to the approval of a majority of the Company's shareholders. Incentive Stock Options may be granted by the Plan Administrator from time to time thereafter until April 27, 2010. Non-Statutory Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. Any Incentive Stock Options granted by the Plan Administrator prior to the approval of this Plan by a majority of the shareholders of the Company shall be granted subject to ratification of this Plan by the shareholders of the Company within 12 months after this Plan is adopted by the Board.

 7. NO OBLIGATIONS TO EXERCISE OPTION.

     The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

 8. NO RIGHT TO OPTIONS OR TO EMPLOYMENT, CONTRACTUAL OR DIRECTOR RELATIONSHIP.

     Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ, contract with, or use any efforts to cause to continue service as a director by, an Optionee for any length of time.

 9. APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

10. INDEMNIFICATION OF PLAN ADMINISTRATOR.

     In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; provided, that within 15 days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

11. AMENDMENT OF PLAN.

     The Plan Administrator may, at any time, modify, amend or terminate this Plan and Options granted under this Plan; provided, that no amendment with respect to an outstanding Option shall be made over the objection of the Optionee thereof; and provided further, that if required in order to keep the Plan in full compliance with the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, as amended, or any successor rule or rules, or any other rules or regulations of the Securities and Exchange Commission, the Nasdaq National Market, or other regulatory authorities, amendments to this Plan shall be subject to approval by the Corporation's shareholders in compliance with the requirements of any such rules or regulations.

     Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

                                ARIS CORPORATION

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 27, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Paul Y. Song and Timothy J. Carroll, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Aris Corporation, to be held on Thursday, April 27, 2000 at 5:00 p.m. in the Olympic Room A of the Bellevue Club, 11200 SE 6th Street, Bellevue, Washington and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 2000, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AS DESCRIBED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

        Please mark your votes as indicated in this example. / X /

        1.     Election of two Class I directors:

        // For all nominees listed to the right (except as marked to the contrary)

        // WITHHOLD AUTHORITY to vote for all nominees listed to the right

        Nominees: Paul Y. Song and Bruce R. Kennedy

        INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

        _______________________________________________


        2. To adopt the Company's 2000 Stock Option Plan and the reservation of 2,500,000 shares of common stock to be issued thereunder.

        FOR /   / AGAINST /   / ABSTAIN /   /

        3. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

        FOR /   / AGAINST /   / ABSTAIN /   /

        4. To transact such other business as may properly come before the meeting and any adjournments thereof.

                               Date:  April _____, 2000

                               Signature(s) of Shareholder(s)

                               ------------------------------
                               Print Name(s)

                               (If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)

                               / / Check this box if you plan on attending the Annual Meeting of Shareholders in person.